SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 17, 2005
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11220 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          Celebrate Express has evaluated the long term business strategy for our three brands; Birthday Express, which markets children’s party products; Costume Express, which markets children’s costumes and accessories, and Storybook Heirlooms, which markets girls’ special occasion apparel and accessories. We made a strategic decision to re-focus our Storybook Heirlooms brand with less emphasis on sportswear and everyday clothing and more emphasis on special occasion girls’ apparel such as flower girl, holiday and first communion dresses.
          As part of this re-focus, the company made changes to its marketing, creative and Storybook Heirlooms team on July 22, 2005. This included the departure of Ms. Lori Liddle, Chief Marketing and Merchandising Officer and Ms. Dina Alhadeff, Vice President, Storybook. Following the employee departures, in September 2005, the Company received a complaint alleging, among other things, that these employees were wrongfully terminated in violation of public policy. On October 17, 2005, the Company entered into severance agreements with the individuals terminated, including Ms. Liddle and Ms. Alhadeff, which agreements provide for among other things cash severance payments, agreements not to compete and agreements to dismiss the complaint. The amount recorded by the Company for severance and related costs is expected to be approximately $1.1 million and will be reflected in the results for the fiscal quarter ending November 30, 2005. The severance agreements with Ms. Liddle and Ms. Alhadeff are attached as exhibits to this Form 8-K.
Item 7.01 Regulation FD Disclosure
          As a result of the severance agreements, the Company is updating its financial guidance for the full fiscal year ended May 31, 2006. The following forward-looking statements reflect Celebrate Express’ expectations as of October 21, 2005. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and numerous other factors.
          Management’s expectations for the full fiscal year ending May 31, 2006 are as follows:
•	Net Sales are expected to be between $85 million and $87 million.

•	Net income is expected to be in a range of $0.46 to $0.50 per diluted share for fiscal 2006. Expected net income per diluted share includes a charge of approximately $0.09 per diluted share for severance and related costs for the fiscal year ending May 31, 2006.

•	Weighted average diluted shares outstanding are expected to be approximately 8.1 million.
          Forward-looking statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Our actual results and timing of events could differ materially, including demand for our products, our ability to manage our costs and fulfill orders, competition from other retailers, the strength of our brands, and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended August 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which reflect only an analysis and speak only as of the date of this press release. Celebrate Express undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.

Exhibit	Description
10.1	Severance Agreement with Dina Alhadeff, effective as of October 17, 2005

10.2	Severance Agreement with Lori Liddle, effective as of October 17, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2005		CELEBRATE EXPRESS, INC.

	By:	/s/ Darin L. White

Darin L. White
Vice President, Finance